Exhibit 4.10

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is made between:

WATER PIK TECHNOLOGIES CANADA, INC.
35 Grand Marshall Drive
Scarborough, Ontario
M1B 5W9

(the “Debtor”)

OF THE FIRST PART
- and -

JP MORGAN CHASE BANK, TORONTO BRANCH, (as Canadian Agent under the Credit Agreement)

- and -

JP MORGAN CHASE BANK, as Administrative Agent and Collateral Agent (the “U.S. Agent”)

(collectively, the “Agents”)

OF THE SECOND PART

The Debtor, together with Water Pik, Inc. and Laars, Inc. is a party, as borrower under an Amended and Restated Revolving Credit Agreement dated as of August 27, 2003 to which each of the Agents is also a party (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to, inter alia, the Debtor upon the terms and subject to the conditions set forth therein.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

For valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereto agree as follows:

1.                                                                                      Secured Obligations

The Security Interest (as hereinafter defined) is hereby granted by the Debtor, as more particularly set out in Section 2 below, to the Canadian Agent for the rateable benefit of the

Canadian Lenders and the Canadian Participating Lenders and to the U.S. Agent for the rateable benefit of the Lenders (including, without limitation, each Agent and any Lender as Issuer of Letters of Credit, any counter party to any Derivative Obligation with the Debtor which is required or permitted under the Credit Agreement that is or was at the time such Derivative Obligation was entered into, a Lender or an affiliate of a Lender) (collectively, the “Secured Parties”) as continuing security for the payment and performance of all present and future: Canadian Obligations of the Debtor to each of the Secured Parties; and the U.S. Obligations to the extent of the Canadian Support Collateral, to each of the Secured Parties; in each case, whether direct or indirect, contingent or absolute (including obligations under this agreement); and without limiting the generality of the foregoing, specifically including the obligations of the Debtor under any guarantee given by the Debtor to either Agent or any of the other Secured Parties in respect of the obligations of any other party, and any bill of exchange issued, accepted or endorsed by the Debtor of which either Agent is the holder (collectively, the “Secured Obligations”).

2.                                                                                      Creation of Security Interest

(a)                                  The Debtor hereby grants, mortgages, charges, transfers, assigns and creates to and in favour of the Canadian Agent, for the rateable benefit of the Secured Parties, a security interest in the following:

Inventory

(i)                                     all present and future inventory of the Debtor, including all raw materials, materials used or consumed in the business of the Debtor, work-in-progress, finished goods, goods used for packing, materials used in the business of the Debtor not intended for sale, and goods acquired or held for sale or furnished or to be furnished under contracts of rental or service (“Inventory”);

Accounts

(ii)                                  all present and future debts, demands and amounts due or accruing due to the Debtor whether or not earned by performance, including without limitation its book debts, accounts receivable, and claims under policies of insurance; and all contracts, security interests and other rights and benefits in respect thereof (“Accounts”);

Intangibles

(iii)                               all present and future intangible personal property of the Debtor, including all contract rights, goodwill, and Intellectual Property (as hereinafter defined), and all other choses in action of the Debtor of every kind, whether due at the present time or hereafter to become due or owing (“Intangibles”); as used herein, “Intellectual Property” means all of the Debtor’s present and future intellectual property including without limitation, (i) copyrights, (ii) patents, (iii) trade-marks, trade names, business names, trade styles, logos and all other forms of business identifiers, and (iv) trade secrets and other confidential information and data in any form or format, including without limitation, all know-how obtained, developed or used in or contemplated at any time for use in the business, affairs, undertaking and operations of the Debtor now or hereafter owned generated or acquired, including in each instance all related additions, improvements and accessories thereto and replacements thereof (whether registered or unregistered) including without limitation the intellectual property described in any Schedule B attached hereto;

Documents of Title

(iv)                              all present and future documents of title of the Debtor, whether negotiable or otherwise including all warehouse receipts and bills of lading (“Documents of Title”);

Chattel Paper

(v)                                 all present and future agreements made between the Debtor as secured party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods (“Chattel Paper”);

Instruments

(vi)                              all present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada)), and all other writings that evidence a right to the payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment (“Instruments”);

Money

(vii)                           all present and future money of the Debtor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency (“Money”);

Securities

(viii)                        all present and future securities held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Debtor in property or in an enterprise or which constitute evidence of an obligation of the issuer; and including an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario) and all substitutions therefor and dividends and income derived therefrom (“Securities”);

Documents

(ix)                                all books, accounts, invoices, letters, papers, documents and other records in any form evidencing or relating to collateral subject to the Security Interest (“Documents”);

Undertaking

(x)                                   all present and future personal property, business, and undertaking of the Debtor not being Inventory, Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities or Documents (“Undertaking”); and

Proceeds

(xi)                                all personal property in any form derived directly or indirectly from any dealing with collateral subject to the Security Interest or the proceeds therefrom, including insurance proceeds and any other payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom (“Proceeds”).

The Inventory, Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities, Documents, Undertaking and Proceeds are collectively called the “Collateral”.  Any reference in this agreement to Collateral shall mean Collateral or any part thereof, unless the context otherwise requires.

(b)                                 The Debtor hereby grants, mortgages, charges, transfers, assigns, and creates to and in favour of the U.S. Agent, for the rateable benefit of the Secured Parties, a security interest in the Collateral to the extent that it now or hereafter constitutes Canadian Support Collateral, such Security Interest to attach and become effective immediately upon the Debtor delivering to the Agents a Cross-Border Security Notice, without any further action by or notice to the Debtor, either of the Agents or any of the other Secured Parties.

(c)                                  The grants, mortgages, charges, transfers, assignments and security interests herein created are collectively called the “Security Interest”.

(d)                                 Notwithstanding anything to the contrary contained in this Section 2, the Security Interest does not: (i) extend to the Debtor’s Equipment (as that term is defined in the Personal Property Security Act (Ontario)) or fixtures (the “Excluded Interests”); (ii) extend or apply, in favour of the U.S. Agent for the rateable benefit of the Lenders to the Canadian Support Collateral until the Debtor delivers to the Agents a Cross-Border Security Notice.

3.                                                                                      Further Description of Collateral

Without limiting the generality of the description of Collateral as set out in paragraph 3, for greater certainty the Collateral shall include all present and future personal property of the Debtor (other than the Excluded Interests) located on or about or in transit to or from the address of the Debtor set out on the first page of this agreement and the location(s) set out in any Schedule “A” attached hereto.  The Debtor agrees to promptly inform each of the Agents in writing of the acquisition by the Debtor of any personal property of a material nature, and the Debtor agrees to execute and deliver at its own expense from time to time amendments to this agreement or additional security agreements as may be reasonably required by either of the Agents in order that the Security Interest shall attach to such personal property.

4.                                                                                      Attachment

The parties acknowledge that value has been given; the Debtor has rights in the Collateral; and the parties have not agreed to postpone the time for attachment of the Security Interest hereby created in favour of the Canadian Agent for the Canadian Obligations but have agreed to postpone the time for attachment of the Security Interest hereby created in the Canadian Support Collateral in favour of the U.S. Agent for the U.S. obligations until such time, if ever, that the Debtor delivers to the Agents a Cross-Border Security Notice as provided for in the Credit Agreement.  In respect of Collateral in which the Debtor obtains an interest after the execution and delivery of this agreement, the Security Interest shall attach thereto immediately upon the Debtor obtaining such rights, subject to the foregoing qualification with respect to attachment of the Security Interest on the Canadian Support Collateral.

5.                                                                                      Exception re Leasehold Interests and Contractual Rights

The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the Debtor agrees to stand possessed of such last day in trust for any person acquiring such interest of the Debtor.  To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement, right, licence or permit to which the Debtor is a party, the Security Interest shall not attach thereto but the Debtor shall hold its interest therein in trust for each of the Agents, and shall assign such agreement, right, license or permit to the Agents forthwith upon obtaining the consent of the other party thereto.  Each of the Agents confirms that the Security Interest herein in the Intellectual Property is granted only as security as aforesaid.  Before the Security Interest shall have become enforceable hereunder, the Agents shall not be or be deemed to be the owner of any of the Intellectual Property.  Further, notwithstanding any provision of this Agreement, the Agents shall not be deemed to have assumed, or be or be deemed to be liable for, any covenant, agreement or other obligation of the Debtor pursuant to any agreement, right, license or permit to which the Debtor is a party.

6.                                                                                      Special Provisions re Securities

Until further notice by either of the Agents, the certificates representing the Securities may remain registered in the name of the Debtor, and the Debtor shall at the option of either of the Agents either duly endorse such certificates in blank for transfer or execute stock powers of attorney in respect thereof; in either case with signatures guaranteed and with all documentation being in form and substance satisfactory to the Agents and the transfer agents appointed from time to time in respect of the Securities.  At any time and from time to time upon request by either of the Agents, the Debtor shall cause any or all of the Securities to be registered in the name of either Agent or its nominee, and each of the Agents are hereby appointed the irrevocable attorney of the Debtor with full power of substitution to cause any or all of the Securities to be registered in the name of either Agent or its nominee.  Until either of the Agents demands payment of the Secured Obligations:

(a)                                  the Debtor shall be entitled to exercise all voting rights attached to the Securities and give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken or failed to be taken which could reasonably be expected to be prejudicial to the interests of either of the Agents or which would have the effect of reducing the value of the Securities as security for the Secured Obligations or imposing any restriction on the transferability of any of the Securities; and

(b)                                 the Debtor shall not exercise its voting rights attached to the Securities in connection with the following matters relating to the issuer of the Securities, without the prior written consent of the Agents:

(i)                                     the issuance of shares of any class in the capital stock of the issuer, or any subdivision or consolidation of any such shares;

(ii)                                  any borrowing or guarantee of debt to be undertaken by the issuer;

(iii)                               any investment to be made by the issuer outside the existing scope of its business;

(iv)                              any disposition by the issuer of assets outside of the existing scope of its business;

(v)                                 any disposition by the issuer of any securities of its affiliates or subsidiaries;

(vi)                              any plan of reorganization, merger, dissolution, liquidation, winding-up or other similar plan affecting the corporate structure or existence of the issuer; or

(vii)                           any amendment or other change to the constating documents of the issuer.

All such rights of the Debtor to vote and give consents, waivers and ratifications shall cease immediately upon the occurrence and during the continuance of any default by the Debtor in the performance of any of the Secured Obligations or upon the Security Interest otherwise becoming enforceable.

The responsibility of the Agents in respect of the Securities shall be limited to exercising the same degree of care which each gives valuable property of such Agents at such Agents’ office where any of the Securities are held.  None of the Agents or the Lenders shall be bound under any circumstances to realize upon any of the Securities or allow any of the Securities to be sold, or exercise any option or right attaching thereto, or be responsible for any loss occasioned by any sale of the Securities or by the retention or other refusal to sell the same;

nor shall any of the Lenders or the Agents be obliged to collect or see to the payment of interest or dividends thereon, but all such interest and dividends, if and when received by the Debtor, shall be held in trust for the Agents and the Lenders and shall be forthwith paid to the Agents.

7.                                                                                      Representations and Warranties

The Debtor hereby represents and warrants as follows to the Agents and acknowledges that the Agents is relying thereon:

(a)                                    Defaults.  The Debtor acknowledges that any default in the due observance or performance by it of any covenant, condition or agreement contained herein shall constitute an Event of Default to the extent provided in Article VII of the Credit Agreement.

(b)                                   Ownership of Collateral.  The Debtor owns, or has valid rights as a lessee or licensee, or the power to transfer or pledge with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens, except for the Liens granted to the Agents for the benefit of the Secured Parties pursuant to this Agreement and except for other Liens permitted pursuant to Section 6.02 of the Credit Agreement (“Permitted Liens”).  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Debtor has not filed or consented to the filing of any such statement or notice, except (i) statements or notices in favour of the Agents or, in the case of the notice of intention to give security under the Bank Act (Canada) in favour of the Canadian Lenders, (ii) as may be otherwise permitted by the Credit Agreement.

(c)                                    Authorization; Consent.  No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with provincial tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by the Debtor of this Agreement, the grant by it of the Lien and security interest in favor of the Agents provided for herein, or the exercise by the Agents of its rights and remedies hereunder, except for (i) the filings and actions described in Section 7(b), (ii) in the case of Accounts owing from any federal governmental agency or authority, the compliance by the Debtor with the Financial Administration Act (Canada), as amended, and (iii) in the case of Securities, such filings and approvals as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally.

(d)                                   No Restrictions.  There are no statutory or regulatory restrictions, prohibitions or limitations on the Debtor’s ability to grant to the Agents a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the Financial Administration Act (Canada), as amended) or on the exercise by the Agents of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on the Debtor’s ability so to grant such Lien and security interest.

(e)                                    Accounts.  (i)  All Accounts owned by the Debtor on the Effective Date constitute bona fide Receivables arising in the ordinary course of business, the amount of which is actually owing and payable to the Debtor in the ordinary course of business.  All such Accounts, net of a bad debt reserve determined in accordance with generally accepted accounting principles, are collectible in accordance with their terms.

(ii)                                  Each Account constituting an Eligible Receivable arising after the Effective Date shall be on the date of its creation a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum, to the extent, set forth in the invoice relating thereto, with respect to an absolute sale and delivery upon the specified terms of goods sold by the Debtor, or work, labor and/or services theretofore rendered by the Debtor; no such Account is or shall at any time be subject to any defense, offset, counterclaim, discount or allowance except  as may be stated in the invoice relating thereto or discounts and allowances as may be customary in Debtor’s business, and Debtor has no  reason to believe such Account will not be paid when due; none of the transactions underlying or giving rise to any such Account shall violate any applicable provincial or federal laws or regulations, and all documents relating to any such Account shall be legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms; to the best knowledge of Debtor, each customer, guarantor or endorser is solvent and will continue to be fully able to pay such Account on which it is obligated in full when due; no agreement under which any deduction or offset of any kind, other than normal trade discounts and discounts granted by a Debtor in the ordinary course of its business in accordance with its historical practices, have been granted by such Debtor, at or before the time such Account was created; all documents and agreements relating to such Account shall be true and correct and in all respects what they purport to be; to the best of such Debtor’s knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Account are genuine and all signatories and endorsers shall have full capacity to contract; and such Account is not evidenced by Chattel Paper or an Instrument, or if so, such Chattel Paper or Instrument shall be duly endorsed to the order of the Agents and delivered to the Agents to be held as Collateral hereunder.

(f)                                    Securities.  As of the date hereof, the Securities required to be pledged hereunder by the Debtor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Securities (in the case of issuers other than corporation) as described in Schedule C.  All of the Securities have been duly and validly issued and are fully paid and non-assessable (or, in the case of partnership, limited liability company or similar Securities, not subject to any capital call or other additional capital requirement) and not subject to any pre-emptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer other than as may be permitted under the Credit Agreement.

(g)                                 Documents of Title.  No material bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business to a location set forth on Schedule A or to a Customer of the Debtor.

(h)                                 Deposit Accounts.  Schedule D correctly sets forth each deposit account of the Debtor maintained with each of the Agents or any other bank or depository institution and including, without limitation, each concentration account and each collateral account as of the date hereof (together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into such account each such account existing as of the date hereof together with any such account hereafter acquired or arising, “Deposit Account”).

(i)                                     Capacity and Authority.  The Debtor has the capacity and authority to incur the Secured Obligations, create the Security Interest and generally perform its obligations under this agreement.

(j)                                     Authorization and Execution.  The execution and delivery of this agreement and the performance by the Debtor of its obligations hereunder has been duly authorized by all necessary proceedings, and this agreement has been duly executed and delivered by the Debtor to the Agents.

(k)                                  No Agreements Breached.  None of the Secured Obligations nor the granting of the Security Interest by the Debtor in favour of the Agents constitutes a breach under any third party agreement.

(l)                                     Chief Executive Office.  The chief executive office of the Debtor is located in the Province of Ontario at the address of the Debtor set out on the first page of this agreement.

(m)                               Location of Collateral.  The Collateral is located only at the places set out in Schedule A hereto and at no other place except as may be otherwise noted therein, all locations identified in herein are leased by the Debtor. The Debtor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated on Schedule A, and the Debtor has not entered into any contract or granted any Lien within the past five years under any name other than its legal name or a trade or fictitious name indicated on Schedule B.  Each trade or fictitious name is a trade name and style (and not the name of an independent corporation or other legal entity) by which the Debtor may identify and sell certain of its goods or services and conduct a portion of its business; all related Accounts are owned solely by the Debtor and are subject to the Liens and other terms of this Agreement; and any dispute which may arise with Customers with respect to the products invoiced under the name of any trade or fictitious name are subject to the terms of this Agreement as though such trade or fictitious name did not exist.

(n)                                 No Consumer Goods.  The Collateral does not include any goods which are used or acquired by the Debtor primarily for personal, family or household purposes.

(o)                                 Registration of Intellectual Property.  The Debtor has made all necessary filings, registrations and recordations to protect all of its right, title and interest in the Intellectual Property including all relevant renewals; and all such filings, registrations and recordations have been duly and properly made and are in full force and effect and are not subject to dispute by any governmental authority or agency.

(p)                                 Third Party Agreements.  All leases, licenses, and other agreements affecting any of the right, title or interest of the Debtor in any of the Intellectual Property (collectively “Third Party Agreements”) are in good standing.

(q)                                 Entitlement to use Intellectual Property.  The Debtor owns directly or is entitled to use by license or otherwise all patents, trade-marks, trade secrets, copyrights, licenses, technology, know-how, processes and other information and rights with respect to the Intellectual Property.

(r)                                    No Litigation re Intellectual Property.  No litigation is pending or threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual Property, including without limitation, any of right, title or interest of the Debtor in the Intellectual Property and to the knowledge of the Debtor, no other person is presently infringing upon the rights of the Debtor with regards to any Intellectual Property; and

(s)                                  List of Intellectual Property.  Schedule “B” contains a complete and accurate list of all of the presently registered Intellectual Property of the Debtor, including without limitation, all registered patents, trademarks and copyrights of the Debtor.

8.                                                                                      Covenants of Debtor

Subject to the terms of the Credit Agreement the Debtor covenants and agrees as follows:

(a)                                  Payment of Secured Obligations.  To pay or satisfy the Secured Obligations when due;

(b)                                 Encumbrances. To keep the Collateral free and clear of all taxes, assessments, liens, mortgages, charges, claims, encumbrances and security interests whatsoever, except for the Security Interest; and for greater certainty, to ensure that all Collateral acquired by the Debtor in the future shall be at the time of its acquisition free of all such claims, encumbrances and security interests;

(c)                                  Disposition of Collateral.  Not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with the Collateral or any interest therein, or enter into any agreement or undertaking to do so; except as may be permitted in this agreement or the Credit Agreement;

(d)                                 Inventory.  To maintain, in accordance with sound business practices, all Inventory held by it or on its behalf in good saleable or useable condition.  Unless notified otherwise by the Agents in accordance with the terms hereof, the Debtor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Financing Documents, process, use and, in the ordinary course of business and as permitted under the Credit Agreement, but not otherwise, sell its Inventory.  Without limiting the generality of the foregoing, the Debtor agrees that it shall not permit any Inventory to be in the possession of any bailee, warehouseman, agents or processor at any time unless such bailee, warehouseman, agents or processor shall have been notified of the security interest created by this Agreement and the Debtor shall have obtained, at the Debtor’s sole cost and expense, a written agreement by such person to hold such Inventory subject to the security interest created by this Agreement and the instructions of the Agents and to waive and release any Lien (whether arising by operation of law or otherwise) such person may have with respect to such Inventory, such agreement to be in form and substance satisfactory to the Agents.

(e)                                  Insurance.  To obtain from financially responsible insurance companies and maintain:

(i)                                     public liability insurance,

(ii)                                  all risks property insurance in respect of the Collateral on a replacement cost basis,

(iii)                               business interruption insurance, and

(iv)                              insurance in respect of such other risks as the Agents may reasonably require from time to time,

all of which policies of insurance shall be in such amounts as may be reasonably required by the Agents and shall include a standard mortgage clause approved by the Insurance Bureau of Canada, and the Debtor agrees to cause the interest of the Agents to be noted as first mortgagee on such policies of insurance (except public liability insurance), and to furnish the Agents with certificates of insurance and certified copies of such policies;

(f)                                    Contracts. To, at its expense, at all times perform and comply with, in all material respects, all terms and provisions of each material contract to which it is or hereafter becomes a party required to be performed or complied with by it (including, without limitation, the payment of all rent due and payable under each lease) and enforce the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of the Debtor in accordance with past practices and for a valid economic reason benefiting the Debtor (provided that in no event may any waiver, amendment or modification be made that could reasonably be expected to have a Material Adverse Effect).  The Debtor will deliver copies of each material contract to which it is a party and each material amendment or modification thereof to the Agents promptly upon the execution and delivery thereof.  The Debtor will not enter into any material contract (including leases and licenses) that by its terms prohibits the assignment of the Debtor’s rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of the Debtor in accordance with past practices and for a valid economic reason benefiting the Debtor.  The Debtor further covenants and agrees to use its commercially reasonable efforts to obtain any required consent to the collateral assignment and grant of security interest in any material Contract (including personal property leases and licenses), in form and substance satisfactory to the Agents, upon the request of the Agents, and will deliver copies thereof to the Agents promptly upon execution and delivery thereof.  The Debtor will notify the Agents promptly in writing upon any termination of any material contract, in whole or in part, or any material breach, default or event of default by any party thereunder.

(g)                                 Notice to Agents.  To promptly notify the Agents of any loss or damage to the Collateral, any change in any information provided in this agreement or any actual or potential claim affecting the Debtor, the Collateral or the Security Interest;

(h)                                 Landlords’ Acknowledgements.  To obtain a written agreement from each landlord of the Debtor in favour of the Agents and in form and substance satisfactory to the Agents, whereby such landlord:

(i)                                     agrees to give notice to the Agents of any default by the Debtor under the lease and a reasonable opportunity to cure such default prior to the exercise of any remedies by the landlord; and

(ii)                                  acknowledges the Security Interest and the right of the Agents to enforce the Security Interest in priority to any claim of such landlord;

(i)                                     Business Activities.  To preserve its rights, powers, licences, privileges, franchises and goodwill, comply with all applicable laws, rules, and regulations, and generally conduct its business in a proper and efficient manner so as to protect the Collateral, the Security Interest and the business and undertaking of the Debtor;

(j)                                     Corporate Changes.  To maintain its existence and to refrain from changing its name or amalgamating with any other corporation and not to (i) change its name, (ii) change its chief executive office from the location thereof listed on the first page hereof, (iii) remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Schedule A, or keep or maintain any Collateral at a location not listed on Schedule A, unless in each case the Debtor has (A) given fifteen (15) days’ prior written notice to the Agents of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agents may reasonably request, and (B) delivered to the Agents fifteen (15) days prior to any such change or removal of such documents, instruments and financing statements as may be required by the Agents, all in form and substance satisfactory to the Agents, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agents (including, at the request of the Agents, delivery of opinions of counsel reasonably satisfactory to the Agents to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein.

(k)                                  Taxes and Charges.  To promptly pay all taxes, assessments, rates, levies, payroll deductions, vacation pay, workers’ compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

(l)                                     Accessions and Fixtures.  To prevent the Collateral from becoming an accession to any personal property not subject to this agreement, or becoming affixed to any real property;

(m)                               Information.  To deliver to the Agents such information concerning the Collateral or the Debtor as the Agents may reasonably request from time to time including aged lists of Inventory and Accounts and annual and monthly financial statements of the Debtor;

(n)                                 Maintain Records.  To (a) keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and furnish to the Agents from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard (b) to the Collateral as the Agents may reasonably request.

(o)                                 Inspection.  To make available to the Agents for inspection and review at the Debtor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Agents shall reasonably request).  At the request of the Agents, the Debtor will legend, in form and manner satisfactory to the Agents, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Agents and that the Agents has a security interest therein.  The Agents shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and the Debtor agrees to furnish all such reasonable, assistance and information as the Agents may require in connection therewith, provided, that, so long as no Event of Default shall have occurred and be continuing, any such verification shall be conducted in the name of the Debtor or in such other manner so as not to disclose the Agents’ identity or interest in the Collateral.

(p)                                 Accounts.  Unless notified otherwise by the Agents in accordance with the terms hereof, to endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and to apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith, upon the occurrence and continuance of an Event of Default, to, at the request of the Agents, take such action as the Agents may deem necessary or advisable (within applicable laws) to enforce such collection.  The Debtor shall not, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account.  The Debtor shall promptly inform the Agents of any material disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto, where the Debtor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

(q)                                 Lockboxes, etc.  At its own cost and expense to, (i) arrange for remittances on Accounts to be made directly to lockboxes designated by the Agents and which may be at other financial institutions acceptable to the Agents subject to an acceptable tri-party agreement, and (ii) promptly deposit, or cause to be deposited, all payments received by the Debtor on account of Accounts and the Proceeds of other Collateral or from the sale or other disposition of assets permitted pursuant to the Credit Agreement, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the cash collateral account established in connection therewith in precisely the form received (but with any endorsements of the Debtor necessary for deposit or collection), and until such payments are deposited, such payments shall be deemed to be held in trust by the Debtor for and as the Agents’ property and shall not be commingled with the Debtor’s other funds.  Upon the occurrence and continuance of an Event of Default, the Agents may send a notice of assignment and/or notice of the Agents’ security interest to any and all customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agents shall have the sole right to collect Accounts and/or take possession of the Collateral and the books and records relating thereto and to establish Collateral Accounts.

(r)                                    Filings.  To make all necessary filings, registrations and other recordations to protect the interest of the Debtor in the Collateral, including without limitation all recordations in respect of patents, trade-marks, and copyrights comprised in the Intellectual Property; and maintain all such filings, registrations and other recordations, including without limitation, timely payment of any renewal and/or maintenance fees and to notify the Agents immediately if it knows or has reason to know that any material Intellectual Property used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding) regarding, the Debtor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

(s)                                  Maintenance of Intellectual Property.  To perform all covenants required under any third party agreement, including, inter alia, promptly paying all required fees, royalties and taxes, to maintain each and every item of Intellectual Property in full force and effect throughout as applicable; and vigorously protect, preserve and maintain all of the value of, and all of the right, title and interest of the Debtor, in the Intellectual Property, including without limitation, the prosecution and/or defence against any and all suits concerning validity, infringement, enforceability, ownership or other aspects affecting any of the Intellectual Property;

(t)                                    Transfer of Intellectual Property.  Upon the occurrence and during the continuance of any Event of Default, to use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of all licensed Intellectual Property to effect the assignment of all of the Debtor’s right, title and interest thereunder to the Agents or its designee.

(u)                                 Delivery of Certain Collateral.  (i) To deliver to the Agents from time to time all items of Collateral comprising Chattel Paper, Instruments, Securities and those Documents of Title which are negotiable and which shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Agents, and in each case such other instruments or documents as the Agents may reasonably request.

(ii) To, at Agents’ option, or  to permit the Agents to at any time on behalf of the Debtor, cause the original of any such Instrument, Chattel Paper, Securities or Document of Title to be conspicuously marked in a form and manner acceptable to the Agents with the following legend referring to Chattel Paper, Instruments, Securities/Document of Title, as applicable:  “This [Chattel Paper, Instrument, Securities/Document of Title] is subject to the security interest of JPMorgan Chase Bank, as Agents, and any sale, transfer, assignment or encumbrance of this [Chattel Paper, Instrument, Securities/Document of Title] violates the rights of such secured party”.

(v)                                 Deposit and Collection Procedures.  (i) To, upon the creation of a new Deposit Account immediately, enter into an account agreement for such Deposit Account in form and substance satisfactory to the Agents.  Subject to the foregoing exceptions, no Proceeds of Accounts will be deposited in or at any time transferred to a Deposit Account other than a Deposit Account covered by an account agreement in form and substance satisfactory to the Agents.

(ii) To promptly notify the Agents in writing that it shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof.  The Debtor shall immediately, as Agents may specify, either (i) deliver, or cause to be delivered to Agents, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agents, consenting to the assignment of the proceeds of the letter of credit to Agents by the Debtor and agreeing to make all payments thereon directly to Agents or as Agents may otherwise direct or (ii) cause Agents to become, at the Debtor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(w)                               Further Assurances.  To do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be required by the Agents to establish in favour of the Agents the Security Interest intended to be created hereby and to accomplish the intention of this agreement including all actions necessary to warrant and defend the right, title and interest of the Agents and the Secured Parties in and to the Collateral against the claims of all other persons; and

(x)                                   Payment of Expenses.  To pay all expenses, including solicitors’ and receivers’ fees and disbursements, incurred by the Agents or its Agents (including any Receiver, as hereinafter defined) in connection with the preparation, perfection, preservation, and enforcement of this agreement; including all expenses incurred by the Agents or such Agents in dealing with other creditors of the Debtor in connection with the establishment and confirmation of the priority of the Security Interest; all of which expenses shall be payable forthwith upon demand and shall form part of the Secured Obligations.

9.                                                                                      Enforcement Upon Demand

The Secured Obligations shall be due and payable and the Security Interest shall become enforceable immediately upon the occurrence of an Event of Default.

10.                                                                               Remedies

Upon the Security Interest becoming enforceable, in addition to exercising any other remedies available at law or equity or contained in any other agreement between the

Debtor and the Agents, all of which remedies shall be independent and cumulative, either of the Agents may:

(a)                                  enter any premises where Collateral may be located;

(b)                                 take possession of Collateral by any method permitted by law;

(c)                                  occupy and use any premises occupied by the Debtor and use all or any of such premises and the Collateral located thereon;

(d)                                 take such actions as may be required in its sole discretion to maintain, preserve and protect the Collateral, including payments on account of other security interests affecting the Collateral; provided that such Agent shall have no obligation to take any such actions or make any such expenditures; but any such amounts paid by the Agents shall be added to the Secured Obligations and shall be secured hereby;

(e)                                  sell, lease or otherwise dispose of Collateral;

(f)                                    collect, sell or otherwise deal with Accounts, including notifying any person obligated to the Debtor in respect of an Account, Chattel Paper or an Instrument to make payment to such Agent of all such present and future amounts due thereon;

(g)                                 collect any rents, income, and profits received in connection with the business of the Debtor or the Collateral, without carrying on such business;

(h)                                 exercise all voting rights attached to the Securities (whether or not registered in the name of such Agent or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the absolute owner thereof;

(i)                                     exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Securities as if it were the absolute owner thereof including, without limitation, the right to exchange at its discretion any and all of the Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer thereof, or upon the exercise by any issuer of any right, privilege or option pertaining to any of the Securities, and in connection therewith, to deposit and deliver any of the Securities with any committee, depositary, transfer agents, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

(j)                                     comply with any limitation or restriction in connection with any proposed sale or other disposition of the Securities as may be necessary in order to comply with applicable law or regulation or any policy imposed by any stock exchange, securities commission or other governmental or regulatory authority or official, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agents be liable or accountable to the Debtor for any discount in the sale price of the Securities which may be given by reason of the fact that such Securities are sold in compliance with any such limitation or restriction;

(k)                                  carry on the business of the Debtor or any portion thereof;

(l)                                     demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Debtor;

(m)                               borrow money for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of the Debtor, and charge and grant further security interests in the Collateral in priority to the Security Interest, as security for the money so borrowed;

(n)                                 appoint by instrument in writing a receiver, or a receiver and manager (each of which is herein called a “Receiver”) in respect of the Debtor and/or the Collateral or any portion thereof;

(o)                                 apply to any court of competent jurisdiction for the appointment of a receiver or a receiver and manager in respect of the Debtor and/or the Collateral or any portion thereof;

(p)                                 accept the Collateral in satisfaction of the Secured Obligations; and

(q)                                 file proofs of claim and other documents in order to have the claims of the Agents lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Debtor or the Collateral.

11.                                                                               Receiver

Any Receiver appointed by either of the Agents may be any person or persons, and such Agents may remove any Receiver so appointed and appoint another or others instead.  The Receiver may exercise all powers of such Agent as provided in this agreement.  The Receiver shall act as agent for such Agent for the purposes of taking possession of the Collateral, and (except as provided below) as agent for the Debtor for all other purposes, including without limitation the occupation of any premises of the Debtor and in carrying on the Debtor’s business.  For the purposes of realizing upon the Security Interest, the Receiver may sell, lease, or otherwise dispose of Collateral as agent for the Debtor or as agent for such Agent as it may determine in its discretion.  The Debtor agrees to ratify and confirm all actions of the Receiver acting as agent for the Debtor, and to release and indemnify the Receiver in respect of all such actions.

12.                                                                               Standards of Sale

The Debtor agrees that it shall be commercially reasonable for either Agent to dispose of Collateral by private sale or public sale, in such Agents’ discretion.  If Collateral is disposed of by public sale, the sale may be held following one advertisement in a newspaper having general circulation in the location of the Collateral to be sold at least seven days prior to such sale, and the Agents may establish a reserve bid in respect of all or any portion of the Collateral.  Collateral may be disposed of in whole or in part, for cash or credit, or part cash and part credit.  The purchaser or lessee of such Collateral may be a customer of the Agents.

13.                                                                               Failure of Agents to Exercise Remedies

The Agents shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes.

14.                                                                               Application of Payments

All payments made in respect of the Secured Obligations and all monies received by either of the Agents or any Receiver appointed by either of the Agents in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Secured Obligations or applied in such manner as may be determined in the discretion of such Agent or the Receiver, as the case may be, and the Agents may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Secured Obligations as the Agents may determine in its discretion.  The Debtor shall remain liable to the Agents for any deficiency; and any surplus funds realized after the satisfaction of all Secured Obligations shall be paid in accordance with applicable law.

15.                                                                               Dealings by Agents

The Agents may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Agents may see fit, without prejudice to the Secured Obligations and the rights of the Agents to hold and realize upon the Security Interest.  The Agents have no obligation to keep Collateral identifiable, or to preserve rights against prior secured creditors in respect of any Collateral which includes Chattel Paper or Instruments.

16.                                                                               Notice

Without prejudice to any other method of giving notice, any notice required or permitted to be given hereunder to any party shall be conclusively deemed to have been received by such party on the date following the sending thereof by prepaid private courier to such party at its address noted on the first page of this agreement.  Any party may change its address for service by giving notice in such manner.

17.                                                                               Separate Security

This agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by either or both of the Agents in respect of the Debtor, the Secured Obligations or the Collateral.

18.                                                                               Agents Not Obliged to Advance

Nothing in this agreement shall obligate either or both of the Agents to make any loan or accommodation to the Debtor, or extend the time for payment or satisfaction of any Secured Obligations.

19.                                                                               Severability

If any provision of this agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

20.                                                                               Time of Essence

Time shall be of the essence of this agreement.

21.                                                                               Grammatical Changes

This agreement is to be read as if all changes in grammar, number and gender rendered necessary by the context had been made, specifically including a reference to a person as a corporation and vice-versa.

22.                                                                               Entire Agreement and Paramountcy

This agreement, including any schedules attached hereto, constitutes the entire agreement between the Debtor and the Agents relating to the subject-matter hereof, and no amendment shall be effective unless made in writing.  There are no representations, warranties or collateral agreements in effect between the Debtor and the Agents relating to the subject-matter hereof; and possession of an executed copy of this agreement by the Agents constitutes conclusive evidence that it was executed and delivered by the Debtor free of all conditions.  In the event of any contradiction or conflict between any of the provisions in this agreement, or in any of the other Security Agreements, on the one hand, and any provision of the Credit Agreement, on the other hand, the relevant provision in the Credit Agreement shall prevail.

23.                                                                               Governing Law; Attornment

This agreement shall be interpreted in accordance with the laws of the Province of Ontario, and without prejudice to the ability of the Agents to enforce this agreement in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario.

24.                                                                               Power of Attorney

The Debtor hereby irrevocably constitutes and appoints each of the Agents and each of its directors, officers, employees, agents and representatives as the true and lawful attorney of the Debtor, with power of substitution, to do any and all such acts and things or execute and deliver all such agreements, documents and instruments in the name of the Debtor as such Agent in its sole discretion considers necessary or desirable in connection with the performance of the Debtor’s obligations hereunder or the exercise of any of the Agents’ rights and remedies hereunder, and the Debtor hereby ratifies and agrees to ratify all actions of any such attorney taken or done in accordance with this section; provided that prior to the issuance of a demand for payment of the Secured Obligations either Agent shall provide seven (7) days’ written notice to the Debtor before taking any such action pursuant to this power of attorney unless such Agent in its discretion considers that the giving of such notice could materially adversely affect such Agents’ position or the value or enforceability of its security. Without limiting the generality of the foregoing, the Agents may, pursuant to this power of attorney, execute and file or register with the Canadian Intellectual Property Office any and all documents required to transfer title in and to any of the Intellectual Property using the name of the Debtor or take any steps appropriate for the preservation or protection of any or all of the Intellectual Property for the benefit of the Agents.

25.                                                                               Successors and Assigns

This agreement and the Secured Obligations may be assigned in whole or in part by either of the Agents to any person, firm or corporation without notice to or the consent of the Debtor.  This agreement may not be assigned by the Debtor without the prior written consent of the Agents.  This agreement is binding upon and enures to the benefit of, the parties hereto, and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns.

26.                                                                               Amalgamation of Debtor

If the Debtor amalgamates with any other corporation or corporations, this agreement shall continue in full force and effect and shall be binding upon the amalgamated corporation, and for greater certainty:

(a)                                  the Security Interest shall: (i) continue to secure all obligations of the Debtor to each of the Agents and the other Secured Parties; (ii) secure all obligations of each other amalgamating corporation to each of the Agents and the other Secured Parties; and (iii) secure all obligations of the amalgamated corporation to each of the Agents and the other Secured Parties arising after the amalgamation; and the term “Secured Obligations” shall include all such obligations of the Debtor, the other amalgamating corporations and the amalgamated corporation;

(b)                                 the Security Interest shall: (i) continue to attach to all property and assets of the Debtor; (ii) attach to all property and assets of each other amalgamating corporation; and (iii) attach to all property and assets of the amalgamated corporation acquired after the amalgamation; and the term “Collateral” shall include all such property and assets of the Debtor, the other amalgamating corporations and the amalgamated corporation;

(c)                                  all defined terms and other provisions of this agreement shall be deemed to have been amended to reflect such amalgamation, to the extent required by the context; and

(d)                                 the parties agree to execute and deliver all such further documents and assurances as may be necessary or desirable in connection with the foregoing.

27.                                                                               Release and Reconveyance

Upon final payment and satisfaction of the Secured Obligations in full, the Agents shall within a reasonable time after receipt of a written request from the Debtor, release the Security Interest and execute and deliver such releases and discharges as the Debtor may reasonably require in this regard; provided that all expenses incurred by both of the Agents in connection with the foregoing shall be for the account of the Debtor.

[INTENTIONALLY LEFT BLANK]

28.                                                                               Copy of Agreement

The Debtor acknowledges receipt of an executed copy of this agreement.

IN WITNESS WHEREOF, this agreement has been executed, sealed and delivered by the Debtor under the hands of its proper officers duly authorized in that behalf, this 27th day of August, 2003.

WATER PIK TECHNOLOGIES CANADA, INC.

By:	/s/ VICTOR C. STREUFERT	c/s

	Name:	Victor C. Streufert
	Title:	Vice President - Finance

List of Schedules

A.                                   Additional Places where Collateral may be located

B.                                     List of Intellectual Property

C.                                     List of Securities

D.                                    List of Deposit Accounts